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                                                                EXHIBIT 4.8
                            REGISTRATION RIGHTS AGREEMENT

    THIS REGISTRATION RIGHTS AGREEMENT is made and entered into as of November 22, 1996, between IVI PUBLISHING, INC., a Minnesota corporation ("IVI"), and the shareholders listed in Schedule A hereto (individually referred to herein as the "Shareholder" and collectively referred to as "Shareholders").

                                      WITNESSETH

    The parties hereto agree as follows:

                                      ARTICLE 1
                                     DEFINITIONS

    1.1 Definitions. The following terms used in this Agreement shall be defined as follows:

    "Agreement" means this Registration Rights Agreement.

    "Common Stock" means the Common Stock, $.01 par value, of IVI.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

    "Registration Statement" means a registration statement filed by IVI with the SEC for a public offering and sale of securities of IVI (other than a registration statement on Form S-8, Form S-4, any successor form thereto, or any other form covering only securities proposed to be issued in exchange for securities or assets of another corporation).

    "Registration Expenses" means the expenses described in Section 1.2.

    "Registrable Shares" means the Shareholder's Shares provided, however, that the Shareholder's Shares shall cease to be Registrable Shares upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act or when any Shareholders Shares may be sold pursuant to Rule 144.

    "SEC" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

    "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

    "Selling Shareholder(s)" means any shareholder who offers for sale Registrable Shares in any Registration Statement

    "Shareholders" means all the persons listed as shareholders on Schedule A.

    "Shareholder's Shares" means the shares of Common Stock issued to the Shareholder upon conversion of 9% Convertible Subordinated Debentures issued to


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investors on the same date hereof, or any other shares of Common Stock of IVI issued in respect of such shares in connection with any stock split, stock dividend, reclassification, recapitalization, or similar event.

                                      ARTICLE 2
                                 REGISTRATION RIGHTS

    2.1  Registration Rights.

    (a) If the Company at any time within three (3) years after November 22, 1996, proposes to register under the 1933 Act any of its securities, other than securities registered under Forms S-8 or S-4, it will give written notice to all Shareholders of its intention to do so and, on the written request of any such Shareholder given within twenty (20) days after receipt of any such notice, IVI will use its best efforts to cause all such Registrable Shares, the Shareholders of which shall have requested the registration thereof, to be included in such Registration Statement proposed to be filed by IVI.

    (b) Further, on a one-time basis only, at any time after May 31, 1997, upon request by at least 30% of the shares of Common Stock issued or issuable upon Conversion of the Debentures, the Company will file a Registration Statement on Form S-3 within 30 days after receipt from such persons requesting registration of information the Company needs in order to prepare and file such registration statement and will use its best efforts to take all necessary steps to register or qualify, under the Securities Act and the securities laws of such states (no more than two states) as the Shareholder may reasonably request, these Registrable Shares requested by such Shareholder in their request to IVI.

    (c) Following the exercise of the Company's right to call in whole or in part, the conversion of the Debentures, into Registrable Shares of Company Common Stock, the Company will use its best efforts to prepare and file a Registration Statement on Form S-3 to register the resale of such Registrable Shares by the Shareholders under the Securities Act and the securities laws of such states (no more than two) as the Shareholders shall reasonably request.

    2.2 Underwriting. In connection with any offering under this Article 2 involving an underwriting, IVI shall not be required to include any Registrable Shares in such underwriting unless the Shareholders thereof accept the terms of the underwriting as agreed upon between IVI and the underwriters selected by it. If, in the written opinion of the managing underwriter, the registration of all, or part of, the Registrable Shares which the Shareholders have requested to be included in such registration exceed the number of shares which can be sold without adversely affecting the marketability of the offering, then IVI shall be required to include in the underwriting only that number of Registrable Shares which the managing underwriter believes may, when added to the number of shares of Common Stock which other Shareholders entitled to include shares of Common Stock in such registration have requested to be included therein, be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the Shareholders of Registrable Shares have requested to be included, then the Shareholders of Registrable Shares who have requested registration and other holders of shares of Common Stock entitled to include shares of Common Stock in such registration shall participate in


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the underwriting pro rata based upon their total ownership of shares of Common
Stock of IVI. If any Shareholder would thus be entitled to include more shares than such Shareholder requested to be registered, the excess shall be allocated among other requesting Shareholders pro rata based upon their total ownership of Registrable Shares.

    2.3. Expenses. With respect to each inclusion of securities in a Registration Statement pursuant to this Section, IVI shall bear the following fees, costs, and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for IVI, fees and disbursements of counsel for the underwriter or underwriters of such securities (if IVI is required to bear such fees and disbursements), all internal expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of special counsel and accountants for the Shareholders, underwriting discounts and commissions, and transfer taxes for Shareholders and any other expenses relating to the sale of securities by the Shareholders not expressly included above shall be borne by the Shareholders.

    2.4 Indemnification. The Company hereby indemnifies the Shareholders and the officers and directors, if any, who control such Shareholders, within the meaning of Section 15 of the 1933 Act, against all losses, claims, damages, and liabilities caused by (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (and as amended or supplemented if IVI shall have furnished any amendments thereof or supplements thereto), any Preliminary Prospectus or any state securities law filings; (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages, or liabilities are caused by any untrue statement or omission contained in information furnished in writing to IVI by such Shareholder expressly for use therein; and each such Shareholder by its acceptance hereof severally agrees that it will indemnify and hold harmless IVI, each of its officers and directors who signs such Registration Statement, and each person, if any, who controls IVI, within the meaning of Section 15 of the 1933 Act, with respect to losses, claims, damages, or liabilities which are caused by any untrue statement or omission contained in information furnished in writing to the Company by such Shareholder expressly for use therein.

    2.5 Registration Procedures. If and whenever IVI is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, IVI shall:
         (a) file with the SEC a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

         (b) as expeditiously as possible prepare and file with the SEC any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than six (6) months from the effective date;

         (c) as expeditiously as possible furnish to the Shareholders who are selling Registrable Shares pursuant to such registration (the "Selling Shareholders") such


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reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Selling Shareholders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Selling Shareholders;

         (d) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Shareholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Shareholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Shareholders; provided, however, that IVI shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction; and

         (e) if IVI has delivered preliminary or final prospectuses to the Selling Shareholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, promptly notify the Selling Shareholders and, if requested, the Selling Shareholders shall immediately cease making offers of Registrable Shares and return all prospectuses to IVI. IVI shall promptly provide the Selling Shareholders with revised prospectuses and, following receipt of the revised prospectuses, the Selling Shareholders shall be free to resume making offers of the Registrable Shares.

    2.4 Information by Selling Shareholders. Each Selling Shareholder included in any Registration Statement shall furnish to IVI such information regarding such Selling Shareholder and the distribution proposed by such Selling Shareholder as IVI may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

    2.5 Rule 144 Requirements. So long as IVI has a class of securities registered under Section 12 of the Exchange Act, IVI agrees to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;
         (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of IVI under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and
         (c) furnish to any Selling Shareholder upon request a written statement by IVI as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days following the closing of the first sale of securities by IVI pursuant to a Registration Statement), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of IVI, and such other reports and documents of IVI as such shareholder may reasonably request to avail itself of any similar rule or regulation of the SEC allowing it to sell any such securities without registration.

    2.6 Transfers of Registration Rights. The rights granted to Shareholders of Registrable Shares pursuant to Article 1 of this Agreement may not be transferred by such Shareholders to any person or entity, except to related person or affiliate of such entity.


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    2.7  Granting of Registration Rights.  IVI may from time to time grant other holders of IVI Common Stock registration rights similar or different than the registration rights herein. Nothing in this Agreement shall prohibit or restrict IVI from granting registration rights to any holders of its Common Stock.

                                      ARTICLE 3
                                    MISCELLANEOUS

    3.1 Specific Performance. The parties hereto acknowledge that in the event of any breach of the provisions of this Agreement, the nonbreaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that, in addition to any other remedy to which a party may be entitled at law or in equity, the obligations of the parties hereunder shall be specifically enforceable and no party shall take any action to impede the others from seeking to enforce such right of specific performance.

    3.2 Severability. If the final determination of a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term of provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

    3.3 Notices. All notice or other communications to a party required or permitted hereunder shall be in writing and shall be given by hand delivery, courier service (with acknowledgement of receipt), telecopy (with confirmation of transmission), or by certified mail, postage prepaid with return receipt requested, to the following person at the following address:
    (a) If to a Shareholder, to such Shareholder's address as provided after his signature herein.

         (b)If to IVI to:

              IVI Publishing, Inc.
              7500 Flying Cloud Drive
              Minneapolis, Minnesota  55344-3739

              with a copy to:

              Fredrikson & Byron, P.A.
              1100 International Centre
              900 Second Avenue South
              Minneapolis, MN 55402
              Attention:  Thomas R. King, Esq.
              Telecopy No.:  (612) 347-7059

Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on


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the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail).

    3.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their successors or assigns; provided that, none of the parties may assign its rights or obligations hereunder without the prior written consent of the other party.

    3.5 Headings. The descriptive headings of the several Articles and Sections of this Agreement and of the several Schedules to this Agreement are inserted for convenience only and do not constitute a part of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

    3.6 Entire Agreement; Modification and Waiver. This Agreement represents the only agreement among the parties concerning the subject matter hereof and supersedes all prior agreements whether written or oral, relating thereto. No purported amendment, modification or waiver of any provision hereof shall be binding unless set forth in a written document signed by all parties (in the case of amendments or modifications) or by the party to be charged thereby (in the case of waivers). Any waiver shall be limited to the provision hereof and the circumstance or event specifically made subject thereto and shall not be deemed a waiver of any other term hereof or of the same circumstance or event upon any recurrence thereof.

    3.7 Publicity. Each of the parties represents and warrants to the other party that it will make no announcement to public officials or the press in any way relating to the transaction described herein without the prior written consent of the other party, except as may be required of IVI under the 1933 Act and 1934 Act and under the rules of the Nasdaq National Market.

    3.8 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Minnesota without regard to the conflicts of laws rules thereof.

    3.9 Benefit. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    3.10 Survival. All of the representations, warranties, and indemnifications made in this Agreement, and all terms and provisions hereof intended to be observed and performed by the parties after the execution of this Agreement or the termination hereof, shall survive the execution of this Agreement or such termination and continue thereafter in full force and effect, subject to applicable statutes of limitations.

    3.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.


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    IN WITNESS WHEREOF, the parties have duly executed this Registration Rights
Agreement, as of the day and year first written above.

                             IVI PUBLISHING, INC.


                             By:  /s/ Joy Solomon
                                ---------------------------
                             Its:      President & CEO
                                 --------------------------


                             SHAREHOLDER

                             By: Fredrikson & Byron, P.A.


                             By:  /s/ Thomas R. King
                                --------------------------------
                             Its: Vice President
                             as Attorney-in-fact on behalf of the Investors as defined above pursuant to authority vested in him under the Subscription Agreement